SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          Date of Report: July 31, 2001
                          -----------------------------
                        (Date of earliest event reported)


                                 DECORIZE, INC.
                                 --------------
              Exact name of registrant as specified in its charter



          Delaware                      333-88083              43-1931810
          --------                      ---------              ----------
State of other jurisdiction of      Commission File No.      I.R.S. Employer
incorporation or organization                                    ID No.


            211 S. Union Street, Suite F, Springfield, Missouri 65802
            ---------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (417) 879-3326


                                       N/A
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

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Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

         On July 31, 2001, Faith Walk Designs, Inc. ("Faith Walk"), a Texas corporation, was merged with and into Step of Faith, Inc. ("Merger Subsidiary"), a Missouri corporation and wholly owned subsidiary of Decorize, Inc. ("Decorize"), pursuant to the Agreement and Plan of Merger, dated as of July 31, 2001, among Decorize, Merger Subsidiary and Faith Walk (the "Merger Agreement"). The merger of Faith Walk with and into Merger Subsidiary (the "Merger") became effective at the time of filing of a certificate of merger with the Missouri Secretary of State on August 6, 2001 (the "Effective Time"). As of the Effective Time, (i) Faith Walk ceased to exist; (ii) Merger Subsidiary remained a wholly owned subsidiary of Decorize and changed its name to Faith Walk Designs, Inc.; and (iii) each share of Faith Walk outstanding at the Effective Time ceased to exist.

         The total consideration given for Faith Walk is a 6.75% promissory note due March 31, 2002 in the principal amount of $215,744.27, a cash payment of $284,255.73 and $510,000.00 in Decorize common stock for a total value of $1,010,000.00. The number of shares of Decorize common stock will be determined by dividing the average last sale price of such stock during the 30 day period following the Closing Date into $510,000.00. The cash portion of the purchase price was paid from Decorize's existing cash balances.

         The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase under the requirements of the Statements of Financial Accounting Standards No. 141.

         Faith Walk is a manufacturer of premium, hand painted furniture and home accents.

         The foregoing description of the Merger Agreement is qualified in its entirety to the full text of such Merger Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 5.  OTHER EVENTS

         On August 4, 2001, the Decorize board of directors authorized the issuance of up to 500,000 common stock purchase warrants to 11 former holders of Class B Units in Decorize.com LLC in exchange for up to $10,000 and the waiver by such holders of any claims they might have against Decorize in connection with the conversion of Decorize into a corporation. The warrants will be exercisable for $2.00 per share until June 20, 2003.

         In connection with the acquisition of Faith Walk described in Item 2 above, Decorize entered into a four year employment agreement with John Michael Sandel, a former Faith Walk shareholder and its former president. Pursuant to the agreement, Mr. Sandel will serve as a vice president of Decorize and be responsible for its product development. In addition, Mr. Sandel was appointed a director of Decorize to serve until the next annual meeting of shareholders.

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

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) The audited financial statements of Faith Walk Designs, Inc. and Odds and Ends, L.P. required by 7(a), including the balance sheet as of December 31, 2000 and the statements of operations and cash flows for the years ended December 31, 2000 and 1999, as well as the unaudited balance sheet of Faith Walk Designs, Inc. and Odds and Ends, L.P. as of June 30, 2001 and unaudited statements of operations and cash flows of Faith Walk Designs, Inc. and Odds and Ends, L.P. for the six months ended June 30, 2001, will be filed by amendment on or before October 14, 2001.

         (b) Pro Forma Financial Information to be filed by Amendment on or before October 14, 2001.

         (c) Exhibits

                  Exhibit 2.1 Agreement and Plan of Merger dated July 31, 2001 by and among Decorize, Inc., Step of Faith, Inc., Faith Walk Designs, Inc., John Michael Sandel and Kitty Sandel.

                  Exhibit 2.2 Letter Agreement dated July 31, 2001 between John Michael Sandel, Kitty Sandel and Decorize, Inc.

                  Exhibit 2.3 Letter Agreement #2 dated July 31, 2001 between John Michael Sandel, Kitty Sandel and Decorize, Inc.

                  Exhibit 10.1 Promissory Note dated July 31, 2001 between Decorize, Inc. and John Michael Sandel and Kitty Sandel.

                  Exhibit 10.2 Employment Agreement dated July 31, 2001 between Decorize, Inc. and John Michael Sandel.

                  Exhibit 10.3      Form of $2.00 Warrant expiring June 30,
                                    2003.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DECORIZE, INC.



Dated:  August 14, 2001                         By:  /s/ Brent Olson
                                                     ---------------------------
                                                     Brent Olson,
                                                     Chief Financial Officer

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